Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated August 19, 2010 as attached as Exhibit 99.1 to the Annual Report on Form 20-F for the fiscal year ended June 30, 2010 of Samson Oil & Gas Limited (the “Form 20-F”) and information from our reserve reports as of June 30, 2010 and June 30, 2009 included in the Form 20-F.

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P.
Denver, Colorado
April 19, 2011